Exhibit 10.2

                               ADVISORY AGREEMENT

                                      among

                    SANDALWOOD LODGING INVESTMENT CORPORATION

                                       and
                            SANDALWOOD LODGING , LLC

                                       and

                        [SLTRS - TAXABLE REIT SUBSIDIARY]

                                       and

                      SANDALWOOD HOSPITALITY ADVISORS, LLC

                               ____________, 2002

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                                Table of Contents

Article I.     Definitions................................................   1
Article II.    Appointment of Advisor.....................................   1
               Section 2.1.  Appointment..................................   7
Article III.   Duties of Advisor..........................................   7
               Section 3.1.  Asset Management Services....................   7
Article IV.    Delegation to Advisor......................................   7
               Section 4.1.  Delegation...................................   9
               Section 4.2.  Approval of Acquisitions.....................   9
               Section 4.3.  Modification or Revocation of Authority......   9
Article V.     Bank Accounts..............................................   9
               Section 5.1.  Establishment of Bank Accounts...............  10
Article VI.    Records; Access to Records.................................  10
               Section 6.1.  Maintenance of records.......................  10
Article VII.   Limitations on Activities..................................  10
               Section 7.1.  Sandalwood REIT's Status as a REIT...........  10
Article VIII.  Relationship with Directors................................  10
               Section 8.1.  Service on Board of Directors................  10
Article IX.    Fees.......................................................  10
               Section 9.1.  Asset Management Fees........................  11
               Section 9.2.  Loans from Affiliates........................  11
Article X.     Expenses...................................................  11
               Section 10.1. Reimbursement of Expenses....................  11
               Section 10.2. Timing of Reimbursements.....................  11
               Section 10.3  Reimbursement of Certain Offering Expenses
                             in the Form of Shares........................  12
Article XI.    Other Services.............................................  12
               Section 11.1. Additional Services..........................  13
Article XII.   Fidelity Bond..............................................  13
               Section 12.1. Bond.........................................  13
Article XIII.  Other Activities of Advisor and its Affiliates.............  13
               Section 13.1. Other Activities.............................  13
               Section 13.2. Investments..................................  13
               Section 13.3. Other Opportunities..........................  14
Article XIV.   Relationshipof Advisor and Companies.......................  14
               Section 14.1. Parties not Related..........................  14
Article XV.    Term; Termination of Agreement.............................  14
               Section 15.1. Term.........................................  14
               Section 15.2. Termination..................................  14
               Section 15.3. Responsibilities upon Termination............  15
Article XVI.   Assignment to an Affiliate.................................  15
               Section 16.1. Assignment...................................  15
Article XVII.  Indemnification............................................  15
               Section 17.1. Indemnification by the Companies.............  15
               Section 17.2. Indemnification by Advisor...................  15
Article XVIII. Appraisal..................................................  16

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               Section 18.1. Appraisal Process............................  16
Article XIX.   Notices....................................................  16
               Section 19.1. Notices......................................  16
Article XX.    Modifications to Agreement.................................  16
               Section 20.1. Changes to Agreement.........................  17
Article XXI.   Miscellaneous..............................................  17
               Section 21.1. Severability.................................  17
               Section 21.2. Construction.................................  17
               Section 21.3. Entire Agreement.............................  17
               Section 21.4. Delay; Not Waivers...........................  17
               Section 21.5. Gender.......................................  17
               Section 21.6. Titles; Headings.............................  17
               Section 21.7. Counterparts.................................  17
Article XXII.  Sandalwood Name............................................  17
               Section 22.1. Ownership of "Sandalwood" Name...............  18

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                               ADVISORY AGREEMENT

      THIS ADVISORY AGREEMENT (the "Agreement"), dated as of _______________, 2002, is between and among SANDALWOOD LODGING INVESTMENT CORPORATION, a Maryland corporation ("Sandalwood REIT"), SANDALWOOD LODGING, LLC, a Delaware limited liability company ("Sandalwood LLC"), [SL-TRS], a ____________corporation ("SLTRS") and SANDALWOOD HOSPITALITY ADVISORS, LLC., a Delaware limited liability company (the "Advisor"). Sandalwood REIT, Sandalwood LLC and SL-TRS collectively are sometimes referred to as the "Companies" and individually as a "Company."

                               W I T N E S S E T H

      WHEREAS, Sandalwood REIT has filed with the United States Securities and Exchange Commission (the "SEC") a Registration Statement (No. 333-89094) on Form S-11 covering 11,752,688 of its common shares (the "Offering") to be offered to the public;

      WHEREAS, Sandalwood REIT intends to qualify as a REIT (as defined below), and intends to continue to invest its funds in investments permitted by the terms of the Registration Statement and Sections 856 through 860 of the Code (as defined below);

      WHEREAS, SL-TRS is a wholly owned subsidiary of Sandalwood LLC;

      WHEREAS, the Companies wish to engage the Advisor to provide to the Companies the Advisor's experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of the Companies, and subject to the supervision of the Companies, all as provided herein; and

      WHEREAS, the Advisor is willing to undertake to render such services, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

      As used in this Agreement, the following terms have the definitions hereinafter indicated:

      "Acquisition Expenses" shall mean any and all expenses incurred by the Companies, the Advisor, or any Affiliate of the Companies or the Advisor in connection with the selection or acquisition of any Property or Other Investment, whether or not acquired, including, without

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limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

      "Acquisition Fees" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Companies or the Advisor) in connection with making or investing in the Properties and the Other Investments, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, consulting fees, loan fees, or any other similar fees or commissions.

      "Advisor" shall mean Sandalwood Hospitality Advisors, LLC, a Delaware limited liability company, any successor advisor to the Companies, or any person or entity to which Sandalwood Hospitality Advisors, LLC, or any successor advisor subcontracts substantially all of its functions.

      "Affiliate or Affiliated" shall mean as to any specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person, (ii) any Person that is an officer or director of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, director, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person for which an officer or director of, general partner in or trustee of, or individual serving in a similar capacity with respect to, the specified Person serves in such capacity, (iv) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities (whether voting or nonvoting) of the specified Person or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities (whether voting or nonvoting) and (v) any relative or spouse of the specified Person who makes his or her home with the specified Person.

      "Agreement" shall have the meaning provided therefore in the Preamble.

      "Appraisal" shall have the meaning provided therefore in Section 18.1.

      "Appraised Value" shall mean the value according to an appraisal made by an Independent Appraiser.

      "Articles of Incorporation" shall mean the Articles of Incorporation of Sandalwood REIT under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

      "Asset Management Fee" and "Asset Management Fees" shall have the meanings provided therefore in Section 9.1.

      "Asset Management Services" shall have the meaning provided therefore in
Section 3.1 of this Agreement.

      "Asset Valuation" shall mean the total value of a Company's or the Companies' assets, as applicable, based upon an independent annual appraisal of long-term assets and a quarterly GAAP valuation of current assets.


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

      "Board of Directors" shall mean the persons holding such office, as of any particular time, under the Articles of Incorporation of Sandalwood REIT, whether they be the Directors named therein or additional or successor Directors.

      "Bylaws" shall mean the bylaws of Sandalwood REIT, as the same are in effect from time to time.

      "Cause" shall mean, with respect to the termination of this Agreement, fraud, gross negligence, or negligent breach of fiduciary duty by either party, or breach of this Agreement which remains uncured within 30 days after notice by the other party.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

      "Company" and "Companies" shall have the meanings provided therefore in the Preamble.

      "Company Property" shall mean any and all property, real, personal or otherwise, tangible or intangible, including Properties and Other Investments, which is transferred or conveyed to a Company (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.

      "Deferred Asset Management Fees" shall have the meaning provided therefore in Section 9.1.

      "Director" shall mean a member of the Board of Directors.

      "Distributions" shall mean any distributions of money or other property by Sandalwood REIT to owners of Equity Shares including distributions that may constitute a return of capital for federal income tax purposes.

      "Equity Shares" shall mean transferable shares of beneficial interest of Sandalwood REIT of any class or series, including common shares or preferred shares.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as enacted and in force on the date hereof.

      "Fiscal Year" shall mean the fiscal year of Sandalwood REIT, as such may be changed from time to time by the Board of Directors. As of the date of this Agreement, Sandalwood REIT's Fiscal Year shall end December 31 of each year. A "full Fiscal Year" shall mean 52 consecutive weeks of operations running from January 1 to December 31 of that year.

      "Gross Proceeds" shall mean the aggregate purchase price of all Shares sold for the account of Sandalwood REIT through the Offering, without deduction for Selling Commissions, volume discounts, the marketing expense reimbursement or Offering Expenses.


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      "Hotel Chains" shall mean the national and regional full-service hotel chains, to be selected by the Advisor, and who themselves or their franchisees will either lease or manage the Properties.

      "Independent Appraiser" shall mean a qualified appraiser of real estate as determined by the Board of Directors. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers ("M.A.I.") or the Society of Real Estate Appraisers ("S.R.E.A.") shall be conclusive evidence of such qualification.

      "Independent Director" shall mean a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for a Company, (v) service as a director or trustee of more than three Persons advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross income during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.

      "Invested Capital" shall mean the Gross Proceeds of the Offering plus the amount calculated by multiplying the total number of additional Shares purchased by Stockholders by the purchase price, reduced by the portion of any Distribution that is attributable to Net Capital Proceeds.

      "Listing" shall mean the listing of the Shares of Sandalwood REIT on the American Stock Exchange or another national or international securities exchange or national over-the-counter market.

      "Lodging Investments" shall mean Properties and Other Investments, collectively.

      "Managing Dealer" shall mean Emerald Bay Capital Management, LLC, an Affiliate of the Advisor, or such entity selected by the Board of Directors to act as the managing dealer for the Offering. Emerald Bay Capital Management, LLC has filed an application for membership in the National Association of Securities Dealers, Inc.

      "Net Capital Proceeds" shall mean Net Refinancing Proceeds, Net Sales Proceeds, and the Asset Valuation calculated annually after the earlier to occur of (a) trading volume of company shares of Sandalwood REIT common stock equal to at least 6% of the average outstanding shares of common stock, at an average trading price of greater than $20.00 per share, over 90 consecutive calendar days, or (b) five years following the initial closing of the Offering.

      "Net Offering Proceeds" shall mean Gross Proceeds minus Offering Expenses.


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      "Net Refinancing Proceeds" shall mean, the net proceeds received by a
Company from any refinancing or borrowing by the Company, the proceeds of which are ultimately applied to make distributions to the Stockholders, including the proceeds of a sale and leaseback transaction in which no taxable gain or loss is recognized for federal income tax purposes after deducting (i) the amount of any legal and other selling expenses incurred in connection with such transaction,
(ii) amounts applied by the Company toward the payment of any indebtedness, other obligation, or expense of the Company, and (iii) all amounts then payable to the Advisor.

      "Net Sales Proceeds" shall mean any net proceeds received by a Company and ultimately distributed to the Stockholders (in excess of the outstanding indebtedness and other liabilities of the Company) from (i) the exchange, condemnation, eminent domain, taking, casualty, sale, or other disposition of all or a portion of the Lodging Investments, or (ii) the liquidation of the Lodging Investments in connection with a dissolution of the Company, after deducting (A) any expenses incurred in connection therewith, (B) any amounts applied by the Board of Directors toward the payment of any indebtedness, other obligations, or expenses of the Company, or the creation of any reserves deemed necessary by the Board of Directors, and (C) all amounts then payable therefrom to the Advisor.

      "Offering" shall mean the public offering of 11,752,688 Shares that commenced upon ____________, 2002.

      "Offering Expenses" shall mean any and all costs and expenses, other than Selling Commissions and the marketing expense reimbursement, incurred by the Advisor or any Affiliate of either in connection with the qualification and registration of the Companies and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.


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      "Operating Agreement" shall mean that agreement dated as of , 2002, between Sandalwood REIT and the Advisor as managing member, providing for the governance of Sandalwood LLC.

      "Operating Expenses" shall mean all costs and expenses incurred by the Companies, as determined under generally accepted accounting principles, which in any way are related to the operation of the Companies or to Companies' businesses, including (a) advisory fees, (b) the Asset Management Fee and (c) the Subordinated Asset Management Fees, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) the Advisor's Incentive Profit Participation (as defined in Sandalwood LLC's Operating Agreement), (vi) any payment of the Termination Fee and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property, and other expenses connected with the acquisition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

      "Other Investments" shall mean investments made by a Company other than investments in Properties, including, but not limited to, (i) stock, debt and other securities in companies or other entities that own full-service hotels and
(ii) debt secured directly or indirectly by full-service hotels.

      "Permanent Financing" shall mean any line of credit or other financing to acquire Lodging Investments, to pay any Acquisition Fees or Acquisition Expenses, or to refinance outstanding amounts of any Permanent Financing.

      "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

      "Prime Rate" shall mean the base interest rate as announced from time to time by the Wall Street Journal, or if such rate is not available, by a replacement rate mutually agreed upon by the parties.

      "Property" or "Properties" shall mean the real properties, including the buildings located thereon, which are acquired by a Company.

      "Prospectus" shall mean the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

      "Registration Statement" shall mean the Registration Statement (No. 333-89094) on Form S-11 registering the Shares to be sold in the Offering.

      "REIT" shall mean a "real estate investment trust" under Sections 856 through 860 of the Code.

      "Sandalwood REIT" shall have the meaning provided therefore in the Preamble.

      "Sandalwood LLC" shall have the meaning provided therefore in the Preamble.

      "Securities" shall mean any Equity Shares, Excess Shares, as such term is defined in Sandalwood's Articles of Incorporation, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

      "Shares" shall mean the common shares of Sandalwood REIT.


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

      "SL-TRS" shall have the meaning provided therefore in the Preamble.

      "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, Sandalwood REIT or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person (i) whose only relationship with a Company is that of an independent property manager of Company assets, and whose only compensation is as such, or (ii) independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services.

      "Stockholders" shall mean the registered holders of Sandalwood REIT's Equity Shares.

      "Stockholders' 8% Return" shall mean, as of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

      "Subordinated Asset Management Fee" and "Subordinated Asset Management Fees" shall have the meanings provided therefore in Section 9.1.

      "Termination Date" shall mean the date of termination of the Agreement as provided in Section 15.1.

      "Termination Fee" shall have the meaning provided therefore in Section
15.2.

      "Total Proceeds" shall mean the Gross Proceeds plus loan proceeds from Permanent Financing.

                                   ARTICLE II
                             Appointment of Advisor

      Section 2.1. Appointment. The Companies hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

                                   ARTICLE III
                                Duties of Advisor

      Section 3.1. Asset Management Services. The Advisor undertakes to use its best efforts to present to the Companies potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Companies as determined and adopted from time to time by the Directors. In performance of this undertaking (the "Asset Management Services"), subject to the supervision of the Directors and consistent with the provisions of the Registration Statement, Articles of Incorporation and Bylaws of Sandalwood REIT, the Advisor shall, either directly or through an Affiliate:

      (a) investigate, select, and, on behalf of a Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

      (b) provide the daily management of the Sandalwood REIT and SL-TRS and perform and supervise the various administrative functions reasonably necessary for the management of the Companies;

      (c) serve as the investment and financial advisor for Sandalwood REIT and SL-TRS;

      (d) consult with the officers and Directors of the Companies and assist the Directors in the formulation and implementation of the Companies' financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Companies and in connection with any borrowings proposed to be undertaken by the Companies;

      (e) subject to the provisions of Section 3.1(g) and Article IV hereof, (i) locate, analyze and select potential investments in Lodging Investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in a Lodging Investment will be made by a Company; (iii) make investments in Lodging Investments on behalf of the Companies in compliance with the Companies' investment objectives and policies; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, the Lodging Investments; and (v) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

      (f) provide the Directors with periodic reports regarding prospective investments in Lodging Investments;

      (g) obtain the prior approval of the Directors for any and all investments in Lodging Investments;

      (h) negotiate on behalf of the Companies with banks or lenders for loans to be made to the Companies and negotiate on behalf of the Companies with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Companies, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of management of the applicable Company;

      (i) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company Lodging Investments;


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

      (j) from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Companies under this Agreement;

      (k) provide the Companies with all necessary cash management services;

      (l) deliver to or maintain on behalf of the Companies copies of all appraisals obtained in connection with the investments in the Lodging Investments; and

      (m) notify the Board of Directors of all proposed material transactions before they are completed.

                                   ARTICLE IV
                              Delegation to Advisor

      Section 4.1. Delegation. Pursuant to the terms of this Agreement (including the restrictions included in this Article IV and in Article VII), and subject to the continuing and exclusive authority of the Directors over the management of Sandalwood REIT, the exclusive authority of Sandalwood LLC's managing member over the management of Sandalwood LLC, and the exclusive authority of the SL-TRS's board of directors over the management of SL-TRS, the Companies hereby delegate to the Advisor the authority to (a) locate, analyze and select investment opportunities, (b) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Companies, (c) assist the Companies in acquiring Lodging Investments in compliance with the investment objectives and investment strategies of the Companies, (d) arrange for Permanent Financing and financing or refinancing of Properties, (e) assist the Companies in entering into leases, management agreements and service contracts for the Company's Properties, and perform other property management services, (f) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Companies; and (g) undertake accounting and other record-keeping functions at the Property level.

      Section 4.2. Approval of Acquisitions. Notwithstanding the foregoing, any investment in Lodging Investments, including any acquisition of Property by a Company (as well as any financing acquired by the Company in connection with such acquisition) will require the prior approval of the Directors. If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in the Property. The Companies will not purchase or lease Lodging Investments from, or sell or lease Lodging Investments to, the Advisor or its Affiliates.

      Section 4.3. Modification or Revocation of Authority. The Companies may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Article IV. If and to the extent the Companies so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Companies for prior approval such proposed transactions involving investments in Properties as thereafter require prior approval; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed a Company prior to the date of receipt by the Advisor of such notification.


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                                    ARTICLE V
                                  Bank Accounts

      Section 5.1. Establishment of Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of a Company or in the name of a Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of a Company, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Companies.

                                   ARTICLE VI
                           Records; Access to Records

      Section 6.1. Maintenance of Records. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of a Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Companies.

                                   ARTICLE VII
                            Limitations on Activities

      Section 7.1. Sandalwood REIT's Status as a REIT. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of Sandalwood REIT as a REIT, (b) subject a Company to regulation under the Investment Company Act of 1940, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over a Company, its Equity Shares or its Securities, or otherwise not be permitted by organizational documents of the Companies, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor's Affiliates shall not be liable to a Company or to the Directors or Stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor's Affiliates except as provided in Section 17.2 of this Agreement.

                                  ARTICLE VIII
                           Relationship with Directors

      Section 8.1. Service on Board of Directors. Directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as Directors and as officers of the Companies, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of Sandalwood REIT shall receive any compensation from Sandalwood REIT for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors and otherwise in performance of such Director's or officer's duties.

                                   ARTICLE IX
                                      Fees

      Section 9.1. Asset Management Fees. Each of the Companies shall pay to the Advisor as compensation for Asset Management Services a quarterly fee (each, the "Asset Management Fee" and collectively the "Asset Management Fees"), payable on the first business day of the quarter, equal to two and a half percent (2.5%) of the Asset Valuation of that Company's Lodging Investments, excluding any interests in subsidiaries. Fifty percent (50%) of the Asset Management Fees shall be subordinated to the Stockholders' 8% Return (the "Subordinated Asset Management Fee"). Any portion of the Asset Management Fees otherwise due and payable may or may not be taken, in whole or in part ("Deferred Asset Management Fees"), in the sole discretion of the Advisor. Any Deferred Asset Management Fee shall (i) bear interest at the Prime Rate, (ii) be payable out of Sandalwood REIT's cash available for distribution and Net Capital Proceeds in any quarter when the Stockholders' 8% Return has been fully paid, and (iii) be prepayable at any time at the discretion of the Board of Directors.

      Section 9.2. Loans from Affiliates. If any loans are made to a Company by the Advisor or an Affiliate of the Advisor, the maximum amount of interest that may be charged by such Affiliate shall be equal to the Prime Rate. The terms of any such loans shall be no less favorable than the terms available between non-Affiliated Persons for similar commercial loans.

                                    ARTICLE X
                                    Expenses

      Section 10.1. Reimbursement of Expenses. In addition to the compensation paid to the Advisor pursuant to Article IX hereof and in addition to the marketing expense reimbursement paid to an Affiliate of the Advisor in connection with the Offering, the Companies shall pay directly or reimburse the Advisor for all reasonable expenses paid or incurred by the Advisor in connection with the services it provides to the Companies pursuant to this Agreement, including, but not limited to:

      (a) Sandalwood REIT's Offering Expenses;

      (b) Acquisition Expenses incurred in connection with the selection and acquisition of Lodging Investments provided by the Advisor;

      (c) the actual cost of goods and services used by the Companies and obtained from the Advisor and its Affiliates, including brokerage fees paid in connection with the purchase and sale of securities, and allocated expenses of personnel of the advisor and its Affiliates;

      (d) interest and other costs for borrowed money;

      (e) costs associated with insurance required in connection with the business of the Companies or by the Directors, including Directors' and Officers' insurance;

      (f) expenses of managing and operating Properties owned by the Company, if payable to an Affiliate of the Companies or a non-affiliated Person;

      (g) all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

      (h) expenses associated with Listing or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Offering Expenses;

      (i) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Directors to the Stockholders;

      (j) expenses of organizing, revising, amending, converting, modifying, or terminating any of the Companies or their organizational documents;

      (k) expenses of maintaining communications with Stockholders, including the cost of website maintenance and online reporting, investor relations, preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

      (l) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

      (n) audit, accounting and legal fees; and

      (o) any other expenses reasonably incurred for the benefit of the Companies.

      Section 10.2. Timing of Reimbursements. Expenses incurred by the Advisor on behalf of the Companies and payable pursuant to this Article X shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Companies during each month, and shall deliver such statement to the Companies within 45 days after the end of each month.

      Section 10.3 Reimbursement of Certain Offering Expenses in the Form of Shares. On Sandalwood REIT's behalf, the Advisor and its Affiliates will pay certain of the Offering Expenses, for which the Advisor will be reimbursed. The Advisor has agreed to convert up to $1,500,000 of such reimbursable expenses into Shares at the offering price of $18.60 a share. The Advisor (1) understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, or any state securities laws, and are being offered and sold in reliance upon certain transactional exemptions from the registration provisions of such laws, (2) represents and warrants that, with respect to the Shares, neither Advisor nor its Affiliates is an "underwriter" within the meaning of the Securities Act of 1933, the Securities Exchange Act or 1934, or any state securities laws, and (3) represents and warrants that the Shares acquired pursuant to this Agreement are being acquired solely for its own account for investment purposes and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

                                   ARTICLE XI
                                 Other Services

      Section 11.1. Additional Services. Should the Directors request that the Advisor or any director, officer or employee thereof render services for a Company other than set forth in Article III, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Company and, if such services are to be rendered to Sandalwood REIT, by the Independent Directors of Sandalwood REIT, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

                                   ARTICLE XII
                                  Fidelity Bond

      Section 12.1. Bond. The Advisor shall maintain a fidelity bond for the benefit of the Companies which bond shall insure the Companies from losses of up to $10 million per occurrence and shall be of the type customarily purchased by entities performing services similar to those provided to the Companies by the Advisor. The cost for such fidelity bond shall be paid for by the Companies

                                  ARTICLE XIII
                 Other Activities of Advisor and its Affiliates

      Section 13.1. Other Activities. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which a Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Companies and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Independent Directors to adopt the method set forth in the Registration Statement or another reasonable method by which properties are to be allocated to the competing investment entities and to apply such method fairly to the Company.

      Section 13.2. Investments. The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Companies which is consistent with the investment policies and objectives of the Companies, but, other than pursuant to Section 13.3, neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to a Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company. The Advisor or its Affiliates may make such an investment in a property only after (i) such investment has been offered to the Company and all public partnerships and other investment entities affiliated with the Company with funds available for such investment and (ii) such investment is found to be unsuitable for investment by the Company, such partnerships and investment entities.

      Section 13.3. Other Opportunities. In the past, Affiliates of the Advisor have organized other investments which have invested in whole or in part in other real estate programs, and in the future may form, offer interests in, and manage other real estate programs in addition to the Companies; however, although no Affiliate of the Companies or the Advisor currently owns, operates, leases or manages lodging investments that would be suitable for the Companies. Certain of these Affiliated real estate programs may in the future invest in and/or lease certain types of lodging investments to operators who also lease or operate certain of the Companies' Lodging Investments. These lodging investments, if located in the vicinity of, or adjacent to, Lodging Investments acquired by any of the Companies may affect a Company's Lodging Investments. The Advisor has agreed that the Advisor and its Affiliates (1) will not purchase more than a 10% interest in any potential Lodging Investment whenever the Companies have at least $10 million available for investment in Lodging Investments; (2) will not raise additional funds for investment in potential Lodging Investments until the Offering closes; and (3) will not use any existing funds, other than the Companies, for potential Lodging Investments until at least 100% of the Net Offering Proceeds are committed for investment in Lodging Investments.

                                   ARTICLE XIV
                    Relationship of Advisor and the Companies

      Section 14.1. Parties not Related. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

                                   ARTICLE XV
                         Term; Termination of Agreement

      Section 15.1. Term. Unless terminated pursuant to Section 16.2, this Agreement shall continue in force until a date one (1) year after the initial closing of the Offering (the "Termination Date") subject to an unlimited number of successive one-year renewals unless 90 days' notice of termination is given to the Advisor by the Board of Directors. It is the duty of the Independent Directors to evaluate the performance of the Advisor to determine whether to renew the Agreement.

      Section 15.2. Termination. This Agreement may be terminated for Cause by any party. Upon (i) any termination by a Company without Cause, (ii) any termination by the Advisor for Cause, or (iii) any failure by a Company to renew this Agreement other than for Cause, the Advisor shall be paid a termination fee (the "Termination Fee") equal to the greater of (a) five times the last full fiscal year's Asset Management Fee, or (b) the actual Asset Management Fee over the ensuing five years, calculated without any subordination to the Stockholders' 8% Return.

      Section 15.3. Responsibilities upon Termination.

      (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Companies within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

      (b) The Advisor shall promptly upon termination:

            (i) pay over to the Companies all money collected and held for the account of the Companies pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

            (ii) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

            (iii) deliver to the Companies all Lodging Investments and documents of the Companies then in the custody of the Advisor; and

            (iv) cooperate with the Companies to provide an orderly management transition.

                                   ARTICLE XVI
                           Assignment to an Affiliate

      Section 16.1. Assignment. This Agreement may be assigned by the Advisor to an Affiliate without the approval of the Companies if the Affiliate is capable of performing the duties of the Advisor and such assignee shall agree to be bound hereunder in the same manner as the Advisor. The Advisor may also assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Companies. This Agreement may be assigned by a Company without the consent of the Advisor if the assignment is to any successor of all of such Company's assets, rights and obligations, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

                                  ARTICLE XVII
                                 Indemnification

      Section 17.1. Indemnification by the Companies. Each of the Companies shall indemnify and hold harmless the Advisor and its Affiliates (including managers, members, officers, directors, employees and agents) from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation of the Company. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section
17.1 for any activity for which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 17.2. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

      Section 17.2. Indemnification by Advisor. The Advisor (including the Advisor's managers, members, officers, directors, employees and agents) shall not be liable to the companies or their stockholders or others, except by reason of acts constituting fraud, willful misconduct, gross negligence, or breach of fiduciary duty and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given to it.

                                  ARTICLE XVIII
                                    Appraisal

      Section 18.1. Appraisal Process. The Companies' Lodging Investments will be valued to determine their Appraised Value. The Advisor, on behalf of the Companies, shall engage an Independent Appraiser to value annually (the "Appraisal") all long-term assets of the Companies. Current assets will be valued quarterly based on generally accepted accounting principles.

                                   ARTICLE XIX
                                     Notices

      Section 19.1. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Companies:

      Sandalwood Lodging Investment Corporation

      _________________________________________

      _________________________________________

To the Advisor:

      Sandalwood Hospitality Advisors, LLC

      _________________________________________

      _________________________________________

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 19.1.

                                   ARTICLE XX
                           Modifications to Agreement

      Section 20.1. Changes to Agreement. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

                                   ARTICLE XXI
                                  Miscellaneous

      Section 21.1. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

      Section 21.2. Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.

      Section 21.3. Entire Agreement. This Agreement and the Operating Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

      Section 21.4. Delay, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      Section 21.5. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

      Section 21.6. Titles; Headings. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

      Section 21.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                                  ARTICLE XXII
                                 Sandalwood Name

      Section 22.1. Ownership of "Sandalwood" Name. The Advisor, Sandalwood Hospitality Advisors, LLC, has a proprietary interest in the name "Sandalwood" and has licensed the right to use the "Sandalwood" name to the Companies, subject to certain conditions. Accordingly, and in recognition of this right, if at any time the Companies cease to retain Sandalwood Hospitality Advisors, LLC or an Affiliate thereof to perform the services of Advisor, the Companies will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name "Sandalwood" or any derivation thereof and the Companies shall use their best efforts to change any names of the Companies containing the name "Sandalwood" to a name that does not contain the name "Sandalwood" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Companies and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Sandalwood" as a part of their name, all without the need for any consent (and without the right to object thereto) by any of the Companies or Sandalwood REIT's Directors.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

      SANDALWOOD REIT:

      SANDALWOOD LODGING INVESTMENT CORPORATION


         By:
            ------------------------------
            Name:
            Its:

      SANDALWOOD LLC:

      SANDALWOOD LODGING, LLC
      By: Sandalwood Hospitality Advisors, LLC,
      Its: Managing Member

         By:
            ------------------------------
            Name:
            Its:


      SL-TRS:

      [SLTRS]

         By:
            ------------------------------
            Name:
            Its:


      ADVISOR:

      SANDALWOOD HOSPITALITY ADVISORS, LLC

         By:
            ------------------------------
            Name:
            Its: